Exhibit 10.1

STATEMENT OF WORK

For

Clinical Trial Support

This Statement of Work (“SOW”) is entered into on July 26, 2021, pursuant to a Master Services Agreement dated April 1, 2020, (the “MSA”) between NeuroRx, Inc., now a wholly-owned subsidiary of NRx Pharmaceuticals, Inc. (“NRx”), and PillTracker Ltd. (“PillTracker”) The terms and conditions of the MSA are incorporated into this Statement of Work by reference.

The scope of work outlined below is focused on support of inhaled Zyesami in phase 2/3 clinical trials by monitoring patients in a sub-study of the AVICOVID-2 clinical trial, in which PillTracker will continuously monitor SP02 and Heart Rate to determine the physiological effects of drug vs placebo.

It includes pre-trial setup and deployment of PillTracker’s platform and devices, ongoing service and support to the AVICOVID-2 clinical trial, and any necessary sourcing, logistics and distribution requirements needed to successfully support inhaled Zyesami. This study is currently intended to take place in the United States at pre-enrolled sites that are already participating in the study. All costs detailed below are estimates based on supporting a study in U.S., and do not include additional deployments to other countries. The total project is scoped at 625 hours, and is divided into two phasese (a) pre-development and (b) implementation phases as follows:

1.	Pre-trial setup:

The PillTracker development team will scout, procure, integrate and deploy an IoT suite for the purposes of supporting the patient-use of inhaled Zyesami in clinical trials. This includes setup of a mobile device management system, setup of a help-desk, software development and deployment configuration (Dev-ops), and other pre-launch costs.

If, during the setup phase, more than [10] hours of addition software development is required to adapt the software platform for the study, PillTracker will provide such development in excess of [10] hours on a time-and-materials basis at the following rates:

●	a blended rate of $72/hour for general development, and
●	$160/hour for the time of a Chief Technology Officer or senior software architect.

with such additional development work to be subject to a budget agreed in writing with NRx.

Total cost of all set up is $55,500, inclusive of any VAT. A detailed breakdown is provided in the price quote, issued below (Appendix A). Such setup costs to be paid as follows:

●	42,185 already paid upon issue of invoice 7014
●	$2,815 upon 1) execution of this SOW and 2) completion of work-hours
●	$5,500.00 is due upon initiation of the following deliverables:
●	Help-desk setup
●	Mobile Device Management System (MDM) setup
●	Training Video Creation
●	$5,000 upon completion of the above deliverables

2.	Ongoing Patient Moitoring and Program Management, and ongoing project support:

Once actively supporting the trial, PillTracker will provide user account management/subscriptions, ongoing development operations and system administration, project management, logistics management, and a service helpline for clinical operators to access as they seek help with technical difficulties.

a.	Total cost of ongoing patient adherence and support is $53,500, inclusive of any VAT. Patient adherence and support shall be billed as follows:
o	$27,500 payable 30 days prior to the activation of the study, and
o	The balance in monthly installments in accordance with the detailed breakdown set forth in Appendix A.
b.	Total projected cost of program management is $28,050, inclusive of any VAT. Program management costs shall be paid monthy in accordance with the detailed breakdown provided in Appendix A.
3.	Provision of Hardware

PillTracker will procure all necessary IoT hardware for use in the Zyesami study, including tablets, nebulizers, pulse oximeters and any necessary accessories (up to thirty kits in total). Total projected cost is to be determined by the type of 4G-enabled Android OS tablet, cost of shipping, and any custom or duties associated with logistics. Projected cost for procuring tablets, nebulizers, ancillary parts and Pulse Oximeters is $20,060 inclusive of any VAT ($513.68 per patient). Cost of shipping and logistics is pass-through from PillTracker’s 3rd-party logistics partner, Stefanini Group, and is estimated at $52.27 per patient.

Hardware costs shall be billed as follows:

For production orders and procurement orders exceeding 10,000 USD:

o	50% of material costs to be paid within 14 days of receipt of invoice, as downpayment for production
o	Remaining 50% to be paid upon completion of production, within 14 days of receipt of invoice.

Orders smaller than $10,000 USD must be paid in advance to PillTracker, or as a passthrough cost to an approved vender.

The prices of Hardware may be changed with NRx’s written agreement.

A Quality Management System has been developed, and will accompany the delivery of the PillTracker Software Platform. This includes risk assessment, a set of standard operating procedures (SOP’s) necessary for quality assurance and a record for testing all PillTracker software modules according to these SOP’s. A Quality Agreement is in development between NRx and PillTracker, and will be executed prior to launch.

As part of this SOW, NRx accepts PillTracker’s “Terms of Use” policy and Privacy Policy, as such polices are set forth in Appendix B, in connection with the use of the PillTracker platform. The parties agree to amend the MSA as soon as practicable to include such policies.

All invoices sent in connection with this SOW shall be in a format and containing a level of detail reasonably sufficient for NRx to determine the accuracy of the computation of the amounts charged and that such amounts are being calculated in a manner consistent with this SOW. Documentation shall be provided for all time-and-material and other out-of-pocket expenses sufficient to allow NRx to verify the charges being made.

In no event shall the aggregate amount invoiced to NRx in connection with this SOW exceed the Total Project Cost set forth above without the prior written consent of NRx. PillTracker shall use all reasonable commercial efforts to maintain all variable costs within the budget set forth in Appendix A and to provide evidence of such efforts if requested.

Total Project Cost shall be: $157,110 U.S.D., inclusive of any VAT

Signatory Authority. Each individual executing this SOW on behalf of a Party warrants that: (a) he or she has read the MSA and this SOW, (b) he or she has authority to sign this SOW and to bind the represented Party to this Agreement, and (c) all necessary corporate and legal action to authorize such signing has been obtained.

Agreed to and Accepted By:

PillTracker, Inc.		NeuroRx, Inc.

/s/ Zachary Javitt		/s/ Alessandra Daigneault

Name: Zachary Javitt		Name:	Alessandra Daigneault

Title: CEO		Title:	General Counsel

Date:	7/26/2021	Date:	7/26/2021

Appendix A: Price Quote for Substudy of AVICOVID-2
		Customer	NeuroRx, Inc.
		Study Drug	Inhaled Zyesami
		PQ#	AVIC-SUB.001
Preliminary Price Quote

Study size (patients)	30
treatment duration per patient (months)	1
Trial duration (FPI to LPO, calculated in months)	3
Time Buffer (months)	2
Individual Sites	2
Rating scales/forms	1	Dyspnea Rating Scale
Additional Languages besides English	0
Added IoT Features	1	1) Oxitone 1000 PulseOx 2) PocketNeb

BUDGET
Budget Item	Units	Unit Price	Unit type (billed per…)	Comments	Work Price
Study set-up services
Training Videos	1	$5,000.00	study	Training Videos for how to use each device and app in study.	$5,000.00

Help Desk Setup	1	$2,000.00	study	Subsequent Studies cost 2,000 (IE outpatient, inhaled)	$2,000.00
Mobile Device Management (MDM) Implementation	1	$3,500.00	study	On-time fee	$3,500.00

Additional Deployment, Update to Server to provide ASCII and SAS	1	$45,000.00	study		$45,000.00

Additional Software Features

Belnded Software Development and wrap-around support (testing, PM, etc)		$72.00	person-hours

This is a bleneded, hourly rate for time and materials, estimated based on the type of software development that are likely to be requested. Prices are subject to small adjustments based on necessary expertise and skillset. All development to be scoped and agreed-to upon request from Sponsor

CTO hours		$160.00	person-hours		$0.00
					$0.00
					$0.00
Sub total					$55,500.00

Ongoing Patient Adherence and Support
PillTracker License/Subscription	30	$850.00	Patients		$25,500.00
PillTracker dashboard or EDC integration	2	$1,000.00	Sites		$2,000.00
Server Deployment, Cloud services, data storage	5	$1,000.00	monthly		$5,000.00
Monthly Data Delivery Reports	3.0	$7,000.00	monthly		$21,000.00
Sub total Revenues					$53,500.00
Projected Cost per randomized participant					$1,783

Ongoing Program management
Project Management	5	$4,500.00	months		$22,500.00
Device provisioning Management – Stefanini	3	$850.00	months		$2,550.00
Help Desk Support and Intervention Services – Stefanini	3	$1,000.00	months	24/7 English, 24/5 spanish	$3,000.00
Sub total Revenues					$28,050.00

Other Expenses (Hardware, provisioning, etc.)
PillTracker Hub (Tablet connected to PulseOx)	36	$513.68	patients	Nebulizers and Pulse Oximeters already ordered	$18,492.37
Oxitone Pulse Oximeter	30	$0.00		Credited form SOW-1`
Shipping Devices	30	$52.27	patients	Shipping devices to/from depot in Southfrield, MI	$1,568.00

Sub total Revenues	$20,060.37

Total Revenues	$157,110.37

Appendix B

PillTracker Privacy Policy:

https://www.dropbox.com/s/ip1jf0r53gvj9t9/4074178_1%20PillTracker%20Privacy%20Policy%20

July%202021%20%281%29.pdf?dl=0

PillTracker Terms of Use Policy:

https://www.dropbox.com/s/5acpjg381u1fwd5/4076148_1%20PillTracker%20Terms%20of%20Use

%20July%202021%20%281%29.pdf?dl=0

PILLTRACKER TERMS OF USE

IMPORTANT INFORMATION: These Terms of Use (the "Terms" or this “Agreement”, in short) constitute a binding agreement between us, PillTracker 2015 Ltd., a company incorporated in Israel, company no. 516250628, operators of the PillTracker App (“PillTracker”, “we”, “us” or “our”) and you and govern your access to and use of our App (as defined below) and your Account (as defined below) (together, the "Platform"). Please read this Agreement carefully before activating your Account.

We may update these Terms at any time. If we make any changes that we deem material (in our reasonable discretion), we will notify you in accordance with the notification methods set forth in the “Notices” Section below prior to the change becoming effective. We encourage you to periodically review this page for the latest information on our Terms. Your use of the Platform following any amendment of these Terms will signify your assent to and acceptance of the revised Terms. If you do not agree to the Terms, your only remedy is to discontinue your use of the Platform.

1.	Notices

In connection with your use of the Platform, we may send you service announcements, administrative messages, and other information. You may opt out of some of those communications.

In order to contact us, you may use any of the following means of communication – PillTracker 2015, Ltd.,

•	email: ops@pilltracker.com
•	postal address:

HaRabi Mibachrach St. 16, AYEKA Offices, Tel Aviv – Yafo, 6684948, Israel

•	telephone number: [•],
•	or the “contact us” section in the App
2.	DEFINITIONS:

“Account” means an electronic account in your name in order to provide access to and use of the Platform.

“App” means the PillTracker mobile application available at Apple App Store ®, Google Play or other mobile or web application platforms or storefronts that allows access to the Platform provided by us for the holders of Accounts.

“Platform” means the PillTracker Cloud and database which manages user-facing technology, including the App, stores data, manages user-accounts and rule-based account access to data, and integrates with third-party services.

“User” means any holder of an Account, including you.

3.	THE PILLTRACKER PLATFORM

We provide you with access to and use of our Platform which helps patients and doctors collaboratively manage medication consumption and monitoring of symptoms

Changes to our Platform; Platform availability

We may, at our discretion, for any reason, update and change the Platform and the information displayed within the Platform from time to time. Such change may include redesign or modification of the

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organization, structure, specifications, “look and feel,” navigation, features and other elements of the Platform or any part thereof, as well as any other changes.

We do not guarantee that the Platform or any content provided, will always be available or be uninterrupted. We may suspend or withdraw or restrict the availability of all or any part of our Platform for business and operational reasons.

4.	YOUR ACCOUNT WITH US

In order to sign up to the App, you must create an Account with us.

PillTracker reserves the right to deny your access to the Platform immediately and with or without cause, including without limitation if we believe that you are in breach of these Terms for any reason whatsoever.

Creating an Account

a.	You must be 18 or older to register an Account.
b.	We, in our sole discretion, have the right to terminate or suspend your access to the Platform immediately and with or without cause.
c.	You acknowledge and accept that you are solely responsible for the security of your Account. To the maximum extent permitted by law, we will not be liable or accountable, nor shall we be deemed to have any liability or accountability, for any loss or damage regarding your failure to keep your Account information secret and protected.
d.	Furthermore, we have no control over your actions made or surveys sent using the Platform. With that in mind, we will have no liability to you or to any third-party for any claims or damages that may arise as a result of any actions that you engage in while using the Platform.
5.	YOUR USE OF THE PLATFORM
a.	License to You

Subject to these Terms and our policies (including policies made available to you within the Platform), we grant you a limited non-exclusive, non-transferable, non-sublicensable, revocable license to download, install access and use a copy of our App on a mobile device that you own or control, solely for your own personal purposes.

You acknowledge that your use of the Platform grants you no rights in or to the Platform or any of our intellectual property rights (including copyright, trademarks and patents) other than the rights relating to the Platform expressly granted to you under these Terms.

b.	Content and Marks

PillTracker or anyone acting on its behalf or associated with it is granted unlimited and transferable authority for the period of the account, without the need to pay royalties, transfer, maintain, display, copy and use any statistical information of any kind collected in connection with the use of the Platform for any purpose.

The content on the Platform, including without limitation, text, descriptions, products, software, graphics, all page headers, button icons, scripts, photos, videos, interactive features, Platform,

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and any other content on the Platform ("Content") and the trademarks, service marks and logos contained therein ("Marks"), are owned by or licensed to us.

Content in the Platform is provided to you “AS IS” for your information and personal use only and may not be used, copied, distributed, transmitted, broadcast, displayed, sold, licensed, de-compiled, or otherwise exploited for any other purposes whatsoever without our prior written consent. We reserve all rights not expressly granted in and to the Platform. If you download or print a copy of the Content for personal use, you must retain all copyright and other proprietary notices contained therein. You agree not to circumvent, disable or otherwise interfere with security-related features of the Platform or features that prevent or restrict use or copying of any Content or that enforce limitations on use of the Platform.

“PillTracker”, the PillTracker logo, and other Marks are trademarks of PillTracker or our affiliates’ Marks. All other trademarks, service marks, and logos used on our Platform are the trademarks, service marks, or logos of their respective owners.

This section shall survive any termination of these Terms.

c.	Unauthorized use

You must NOT:

(i)

Defame, stalk, bully, abuse, threaten, harass, abuse, intimidate, harm another person or engage in any other predatory behavior, including sending unwelcomed communications to others or engage in any other predatory, abusive or objectionable behavior, or incite others to commit violent acts, through or in connection with the Platform, including creating or displaying content that includes any of the foregoing.

(ii)	use or attempt to use another's Account;
(iii)

duplicate, license, sublicense, publish, broadcast, transmit, distribute, perform, display, sell, rebrand, or otherwise transfer information found in the Platform, except as permitted in these Terms, or as expressly authorized by us;

(iv)	reverse engineer, decompile, disassemble, decipher or otherwise attempt to derive the source code for any underlying intellectual property used to enable the Platform, or any part thereof;
(v)	attack the Platform via a denial-of-service attack or a distributed denial-of service attack;
(vi)	share other users' or third party's information without their express consent;
(vii)

use or launch any manual or automated system or software, devices, scripts robots, other means or processes to access, “scrape,” “crawl”, "cache", “spider” the Platform or any web page or other service contained in our Platform, or to access the Platform in a manner that sends more request messages to our servers in a given period of time than a human can reasonably produce in the same period by using a conventional on-line web browser;

(viii)	engage in “framing,” “mirroring,” or otherwise simulating the appearance or function of the Platform;
(ix)

attempt to or actually access the Platform by any means other than through the interfaces provided by us. This prohibition includes accessing or attempting to access the Platform using any third-party service, including the development of any such third-party software, and

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including the use of software-as-a-service Platforms that aggregate access to multiple Platform;

(x)	attempt to or actually override any security component included in or underlying the Platform, including without limitation content filtering techniques; or
(xi)	Interfere or disrupt the Platform, any servers or networks connected to the Platform, or the underlying software, including without limitation by way of uploading a virus or any other malware to such.
6.	THIRD PARTIES' LINKS, WEBSITES, AND PLATFORM

The Platform may contain links to third party websites, advertisers, Platform, special offers, or other events or activities that are not owned or controlled by us. We are not affiliated with those websites, have no control over those websites, and assume no responsibility for the content, privacy policies, or practices of any third-party websites. In addition, we will not and cannot censor or edit the content of any third-party site.

If you access any third party's website, service, or content from our Platform, you do so at your own risk. By using the Platform, you expressly release us (and our owners, employees, agents, affiliates, and/or licensors) from any and all liability or responsibility arising from your use of any third-party website, information, materials, products, or Platform, including any responsibility for monitoring any transaction between you and such third-party, other than as provided herein. PLEASE NOTE THAT YOUR RELATIONSHIP WITH THE THIRD-PARTY SERVICE PROVIDERS ASSOCIATED WITH YOUR THIRD-PARTY ACCOUNTS IS GOVERNED SOLELY BY YOUR AGREEMENT(S) WITH SUCH THIRD-PARTY SERVICE PROVIDERS. Accordingly, we encourage you to be aware when you have left the Platform and to read the terms and conditions and privacy policy of each other website that you visit.

7.	DISCLOSURE

We reserve the right to access, read, preserve, and disclose any information as we reasonably believe is necessary to:

(i)	satisfy any applicable law, regulation, legal process, subpoena or governmental request;
(ii)	enforce these Terms, including investigation of potential violations of it;
(iii)	detect, prevent, or otherwise address fraud, security or technical issues;
(iv)	cooperate with law enforcement authorities or prevent child exploitation;
(v)	respond to user support requests; or
(vi)	protect our, our users' or the public's rights, property or safety.
8.	DISCLAIMER

PillTracker does not warrant, endorse, guarantee or assume responsibility for any service, advertised or offered by a third party through the Platform or any hyperlinked website, or featured in any banner or other form of advertisement and PillTracker will not be a party to or in any way be responsible for

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monitoring any transaction between you and third-party providers of products or Platform, other than as provided herein.

PILLTRACKER DOES NOT PROVIDE (I) EMERGENCY MEDICAL OR OTHER FIRST RESPONDER SERVICES, (II) MEDICAL CARE, (III) MEDICAL ADVICE, OR (IV) MEDICATIONS. ONLY PHYSICIANS, PHARMACISTS, OR OTHER LICENSED AND AUTHORIZED PROFESSIONALS MAY PRESCRIBE OR PROVIDE MEDICATIONS AND THE DIRECTIONS CONCERNING MEDICATIONS. PILLTRACKER SHALL NOT BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST PILLTRACKER BY YOU AND/OR BY ANY THIRD PARTY, BASED ON THE PROVISION, OR LACK OF PROVISION OF, MEDICAL CARE, EMEREGNECY OR OTHER FIRST RESPONDER SERVICES, OR MEDICATIONS TO YOU OR ANY OTHER PARTY AS PART OF ITS PLATFORM.

PILLTRACKER SHALL NOT BE LIABLE FOR ANY MISPLACEMENT OF MEDICATION, REMOVAL OF MEDICATION, WRONG DOSAGE, FAILURE TO REFILL OR TAKE MEDICATIONS, OR FOR DRUG INTERACTIONS. IT IS YOUR RESPONSIBILITY TO TAKE YOUR MEDICATION. PILLTRACKER DOES NOT KNOW IF YOU ACTUALLY TOOK YOUR MEDICATION. PILLTRACKER IS NOT A DECISION SUPPORT SYSTEM AND DOES NOT CHECK FOR MEDICATION TO MEDICATION INTERACTIONS, MEDICATION TO FOOD INTERACTIONS, MEDICATION DOSAGES, MEDICATION FREQUENCIES OR ANY WAY TO DETERMINE IF THE MEDICATIONS ARE SAFE, EFFECTIVE OR APPROPRIATE FOR YOU.

WITHOUT LIMITING THE EXCLUSIONS AND DISCLAIMER OF THIS SECTION, UNDER NO CIRCUMSTANCES SHALL PILLTRACKER BE RESPONSIBLE OR LIABLE FOR ANY FAILURE BY YOU OR OTHERS TO TAKE MEDICATION ON TIME AND FOR ANY DIRECT OR INDIRECT CONSEQUENCES OF SUCH FAILURE, WHETHER OR NOT SUCH FAILURE IS RELATED TO THE MALFUNCTION OF THE SYSTEM. IN ADDITION, PILLTRACKER SHALL NOT BE LIABLE TO ANY CUSTOMER AND/OR ANY THIRD PARTY, BASED ON ANY SYSTEM INFORMATION, AND/OR ANY OTHER INFORMATION COLLECTED BY THE SYSTEM, RECEIVED BY PILLTRACKER, AND/OR USED BY PILLTRACKER AFTER COLLECTION.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, YOUR USE OF OUR PLATFORM IS AT YOUR OWN RISK. THE PLATFORM IS PROVIDED TO YOU "AS IS" AND ON AN "AS AVAILABLE" BASIS AND WITHOUT ANY KIND OF WARRANTY (EXPRESS OR IMPLIED). TO THE MAXIMUM EXTENT PERMITTED BY LAW, WE SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES AND CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE NON-INFRINGEMENT, AND ANY WARRANTIES ARISING OUT OF THE COURSE OF USING THE PLATFORM.

EXCEPT AS EXPRESSLY STATED IN OUR PRIVACY POLICY (Available HERE) WE DO NOT MAKE ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE SECURITY OF ANY INFORMATION YOU MAY PROVIDE OR ACTIVITIES YOU ENGAGE IN DURING THE COURSE OF YOUR USE OF THE PLATFORM.

9.	LIMITATION OF LIABILITY

TO THE MAXIMUM EXTENT PERMITTED BY LAW, WE SHALL NOT BE LIABLE FOR ANY LOSS OF MONEY, GOODWILL, REPUTATION, DATA, INTANGIBLE LOSSES, SPECIAL, INDIRECT, DIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, THAT RESULT FROM (I) THE USE OF,

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OR THE INABILITY TO USE, THE PLATFORM; (II) ANY CONDUCT OF ANY THIRD PARTY ON THE PLATFORM; OR (III) UNAUTHORIZED ACCESS, USE OR ALTERATION OF YOUR TRANSMISSIONS; EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

TO THE FULLEST EXTENT PERMITTED BY LAW, WE DO NOT ASSUME ANY LIABILITY OR RESPONSIBILITY FOR ANY (I) ERRORS, MISTAKES, OR INACCURACIES OF CONTENT, (II) PERSONAL INJURY OR PROPERTY DAMAGE, OF ANY NATURE WHATSOEVER, RESULTING FROM YOUR ACCESS TO AND USE OF THE PLATFORM, (III) ANY UNAUTHORIZED ACCESS TO OR USE OF OUR SECURE SERVERS AND/OR ANY AND ALL PERSONAL INFORMATION AND/OR FINANCIAL INFORMATION STORED THEREIN.

IN ANY EVENT AND WITHOUT LIMITING THE GENERALITY OF THIS SECTION TO THE EXTENT PERMITTED BY LAW YOU AGREE THAT OUR TOTAL LIABILITY TO YOU FOR ALL DAMAGES AND LOSSES SHALL NOT IN ANY CIRCUMSTANCES EXCEED NIS 100.

SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.

10.	THIRD-PARTY RIGHTS; ASSIGNMENT

These Terms do not grant any rights or licenses, and any rights or licenses hereunder are not granted, to any third party, and may not be transferred or assigned by you, but may be assigned by us without restriction or notification to you.

11.	TERMINATION OR SUSPENSION OF YOUR ACCOUNT

You may terminate your use of our App at any time by deleting your Account. We reserve the right to terminate or suspend your Account or your access to the Platform, as set forth hereinabove.

12.	INDEMNITY

You agree to defend, indemnify and hold harmless us, our affiliates, and our and their respective owners, officers, directors, employees, agents, and/or licensors, from and against any and all claims, damages, obligations, losses, liabilities, costs and expenses (including but not limited to attorney's fees) arising from: (i) your use of the Platform; (ii) your violation of these Terms; (iii) your violation of any third party right, including without limitation any copyright, property, publicity or privacy right.

This defense, hold harmless and indemnification obligation will survive any termination of these Terms and your use of the Platform.

13.	GOVERNING LAW AND JURISDICTION

These Terms shall be governed and construed by the laws of the State of Israel, without respect to its conflict of laws principles. You agree to submit to the personal and exclusive jurisdiction of the courts located in Tel Aviv-Jaffa, Israel, and waive any jurisdictional, venue, or inconvenient forum objections to such courts.

SOME JURISDICTIONS MAY NOT ALLOW OR LIMIT SOME OF THE PROVISIONS OF THESE TERMS, SO THAT SUCH PROVISIONS MAY NOT APPLY TO YOU.

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14.	SURVIVAL

To the extent permitted by applicable law, all Sections of this Agreement which by their nature should survive termination will survive the termination of this Agreement, including, without limitation Sections 2 (Definitions), 5 (Your Use of the Platform), 7 (Disclosure), 8 (Disclaimer), 9 (Limitation of Liability), 12 (Indemnity),13 (Governing Law and Jurisdiction), 15 (General).

15.	GENERAL

We reserve the right to discontinue or modify any aspect of the Platform at any time. These Terms, together with the Privacy Policy (Available HERE), and any other legal notices published by us on the Platform, shall constitute the entire agreement between us concerning the Platform. If any provision of these Terms is deemed invalid by a court of competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of these Terms, which shall remain in full force and effect. No waiver of any term of these Terms shall be deemed a further or continuing waiver of such term or any other term, and a party's failure to assert any right or provision under these Terms shall not constitute a waiver of such right or provision. YOU AND WE AGREE THAT ANY CAUSE OF ACTION ARISING OUT OF OR RELATED TO THE PLATFORM MUST COMMENCE WITHIN ONE (1) YEAR AFTER THE CAUSE OF ACTION ACCRUES. OTHERWISE, SUCH CAUSE OF ACTION IS PERMANENTLY BARRED.

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PILLTRACKER PRIVACY POLICY

The PillTracker Privacy Policy was last updated on July 25 2021.

Your privacy is important to us, and we are committed to making our practices regarding your personal data more transparent and fair. This Privacy Policy (“Policy”) explains how we, PillTracker 2015 Ltd., (“PillTracker”, “we”, “us” or “our”), an Israeli company with company no. 515365864, and our corporate affiliates, collect and process your personal data when you (“you” or “your”, the user of our Platform) access and use the mobile application (the “App”), our website (www.PillTracker.com) (the “Site”) and the products and services provided by us (which, together, are referred to as the “Platform”), and how we use such information and protect it. It is important that you read this privacy policy carefully so that you are fully aware of how and why we are using your data. We also want to make sure that you are aware of the options available to you when you access and use our Platform.

You are not legally required to provide us with any Personal Data (defined below), but without it we may not be able to provide you with the full range of services or with the best user experience when using our Platform. To learn more about the choices available to you, please read Section 11 below.

This privacy policy is provided in a layered format so you can click through to the specific areas set out below. Alternatively, you can download a pdf version of the policy here: LINK.

Table of Contents

1.	THE PERSONAL DATA WE COLLECT AND PROCESS:	2
2.	DISCLOSURE OF YOUR INFORMATION TO THIRD PARTIES	4
3.	COOKIES AND OUR COLLABORATION WITH THIRD-PARTY AD NETWORKS	5
4.	COMMUNICATIONS	6
5.	TRANSFERS OF PERSONAL DATA	6
6.	DATA RETENTION	6
7.	HOW DO WE SECURE YOUR INFORMATION?	6
8.	PROTECTION OF CHILDREN’S PRIVACY	7
9.	RIGHTS OF INDIVIDUALS IN THE EUROPEAN ECONOMIC AREA	7
10.	RIGHTS OF CALIFORNIA RESIDENTS	8
11.	SUPPLEMENTAL PRIVACY NOTICE FOR NEVADA RESIDENTS	9
12.	DATA CONTROLLER/PROCESSOR	10
13.	CONTACT US	11
14.	CHANGES TO OUR PRIVACY POLICY	11
15.	ADDITIONAL NOTICES	11

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1.	THE PERSONAL DATA WE COLLECT AND PROCESS:

We collect contact information, technical data, profile data, communication data, content, and other data received from you. We use this personal data to provide, improve and secure our Platform; for analytics, marketing and sales purposes; to comply with applicable laws; and to support our legitimate interests.

a.	PillTracker collects two types of data:
i.

Personal data of participants in certain clinical studies or trials (“Participants”) that we process on behalf of the sponsors and facilitators of such clinical studies or trials, who incorporate our Platform into such clinical studies or trials (“Sponsors”). When PillTracker processes personal data on behalf of a Sponsor, PillTracker is the “processor” of the data under applicable law, and the Sponsor is the “controller”.

ii.

Data, including Personal Data, that we may collect from any other end users visiting the Site (“Controller Data”). This includes, for example, the e-mail address that a user provides when sending a message via the “Contact Us” section. Under applicable law, PillTracker is the “controller” of such data.

b.	Our Collection and Use of Processor Data

We receive and process information inserted by Participants into the App or provided to the Sponsor and forwarded to us (“Processor Data”). Because of the nature of the Platform, we do not control the information received. This information may contain any type of personal data, including first and last name, email address, phone number and other identifying information that the Participant may share with the Sponsor.

Subject to our contractual obligations with the Sponsors, we use any information that is qualified as Processor Data as follows:

●	For such purposes as requested or permitted by the Sponsors, or as reasonably required to perform our business.
●	To provide, maintain, and improve the Platform, including by analyzing the Platform and addressing security and quality assurance issues.
●	To enforce the terms of use or other legal terms that govern the Platform.
●	For other purposes requested or permitted by the Sponsors or their users, or as reasonably required to perform our business.
●	We may retain data received as Processor Data in aggregated and anonymised form, i.e. so that it can no longer be associated with any data subject, and does no longer qualify as personal data, for research or analytical purposes, to better understand how users access and use our App and Platform, and to measure and analyze the effectiveness of the services features and offerings, and to develop and improve them when necessary.
c.	Our Collection and Use of Controller Data

We collect the following categories of data (which, to the extent it relates to an identified or identifiable individual, constitutes “Personal Data”), under the applicable lawful basis (in brackets), and use it for the following purposes:

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d.	Personal data that is processed when you communicate with us (contractual performance, legitimate interests, consent):
●	When a Site visitor or end user interacts with our customer support representatives via email, telephone, bots, online or in person, we collect and process personal data, such as the name, mailing address, phone number, email address and contact preferences so we can provide customer service and support (contractual performance).
●	We also may create event logs that are useful in diagnosing product or app performance-related issues, and capture information relating to the support or service issue (legitimate interests).
e.	Information automatically collected or generated from a Participant’s use of the Platform (by cookies, web beacons and or similar technologies)

When a Participant interacts with our App, we may automatically collect information about the App use, including the frequency and scope of the respective use of the App, App interaction information, the content viewed (including advertisements clicked on), and cookie data.

Information about a Participant’s device and use of our Platform (including your IP address or device type) (legitimate interests)

●	We use this data to continuously improve our App and Site. We may also use it to develop, test and improve the systems, services and products we provide.
●	We also use this information to perform network communications, to administer our site and to support internal operations, including troubleshooting, data analysis, testing, research, statistical and survey purposes and as part of our efforts to keep our site safe and secure, for maintaining and analysing the function of the Platform’ features and offerings, advertisements, and e-mail communications, and to improve them when necessary.

Special categories of Personal Data

We do not intent to collect any special categories of Personal Data (this includes details about race or ethnicity, religious or philosophical beliefs, sex life, sexual orientation, political opinions, trade union membership, information about health and genetic and biometric data, information about criminal convictions and offences.

f.	Any personal data (legal obligation)

There may be situations where we are legally required to share personal data that we hold, for example, when a court order is submitted to share it with law enforcement agencies or a court of law.

g.	Anonymized or aggregated data

We may collect, use, and share anonymized or aggregated data such as statistical or demographic data for any purpose. Anonymized or aggregated data may be derived from personal data but is not considered personal data, as this data does not relate to an identified or identifiable person. For example, we may aggregate usage data to calculate the percentage of users accessing a specific platform feature. We may use anonymized or aggregated data indefinitely without further notice.

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h.	If you fail to provide Personal Data

Where we need to collect personal data by law, or under the terms of a contract we have with you and you fail to provide that data when requested, we may not be able to perform the contract we have or are trying to enter into with you (for example, to provide you with goods or services). In this case, we may have to cancel a product or service you have with us, but we will notify you if this is the case at the time.

PillTracker limits access to your personal information by PillTracker personnel to those whom we believe reasonably need that information to provide products or services to you or in order to do their jobs.

i.	Change of Purpose

We will only use your Personal Data for the purposes for which we collected it, unless we reasonably consider that we need to use it for another reason and that reason is compatible with the original purpose.

If we need to use your Personal Data for an unrelated purpose, we will notify you and we will explain the legal basis which allows us to do so.

Please note that we may process your Personal Data without your further acknowledgment or consent, in compliance with the above rules, where this is required or permitted by law.

2.	DISCLOSURE OF YOUR INFORMATION TO THIRD PARTIES

We share your data with our customers and in accordance with legal compliance.

We value your privacy and will not share your personal information except with the parties set out below for the purposes indicated in Section 1 above. We make sure they adhere to the same standards of data protection that we do.

Disclosure of Processor Data:

●	With the respective Sponsors. We may disclose certain Participant related data to the relevant Sponsors, as requested or permitted by our Sponsors or their users, or as reasonably required to provide our services.

Disclosure of Controller Data:

●	We may disclose Personal Information (i) as a response to a legal request (such as a court order, search warrant, or subpoena) if we believe that we are required to do so by applicable law; or (ii) when we believe that such disclosure or use is necessary in order to: reveal, prevent and address fraud, intellectual property infringement, piracy, or other illegal activities; enforce this Policy or our Terms of Use, including in order to investigate potential breaches; protect our rights, property or safety, or those of our users or from members of the public from harm, as required or permitted by law; and prevent death or imminent bodily harm. In such events, PillTracker may disclose a name, address, country, phone number, email address and company name.
●	Third parties to whom we may choose to sell, transfer, or merge parts of our business or our assets. Alternatively, we may seek to acquire other businesses or merge with them. If a change happens to our business, then the new owners may use your personal data in the same way as set out in this Policy. If we believe that such change in control might materially affect your Personal Data then stored with us, we will notify you of this event and the choices you may have via e-mail or prominent notice on our Platform.

We require all third parties to respect the security of your personal data and to treat it in accordance with the law. We do not allow our third-party service providers to use your personal data for their own purposes and

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only permit them to process your personal data for specified purposes and in accordance with our instructions.

Non-Personally Identifiable Information.

●	We may also share aggregated or non-personally identifiable information that we collect under any of the above circumstances with our business partners, affiliates or other third parties to develop and deliver targeted advertising on our websites and on websites of third parties. We may also share aggregated information with third parties, including advisors, advertisers and investors, for the purpose of conducting general business analysis. For example, we may disclose to our advertisers the number of users of our App, visitors to our website and the most popular features or services accessed. This information does not contain any personal information and may be used to develop website content and services that we hope you and other users will find interesting and to customise content and advertising.
3.	COOKIES AND OUR COLLABORATION WITH THIRD-PARTY AD NETWORKS

We and our service providers use cookies and other technologies for performance, tracking, analytics and personalization purposes.

Our Site, Platform and some of our service providers utilize “cookies”, anonymous identifiers and other tracking technologies which help us provide, secure and improve our Platform, personalize your experience and monitor the performance of our activities and campaigns. A “cookie” is a small text file that is used, for example, to collect data about activity on our Platform. Some cookies and other technologies serve to recall Personal Data, such as an IP address, previously indicated by the Participant, Sponsor or end user. We recommend the use of cookies for an optimal user experience of our Platform

Most browsers allow you to control cookies, including whether or not to accept them and to remove them. You may set most browsers to notify you if you receive a cookie, or you may choose to block cookies with your browser. However, if you refuse to accept cookies, you won’t be able to access and take advantage of many features of our Platform properly.

The types of cookies we use are set out below:

1.	Performance Cookies: This type of cookie helps us to secure and maintain our Platform, and remembers your preferences for features on the Platform, so you don’t have to re-set them at every visit.
2.

Analytics Cookies: Every time someone visits our Platform, the analytics services we use generate cookies which can tell us whether or not you have visited the users in the past, and provide additional information regarding how users use our Platform (such as where users tend to click on our Platform, or how often they visit). Your browser will tell us if you have these cookies and, if you don’t, we generate new ones.

3.	Registration Cookies: When you register and sign into our Platform, we generate cookies that let us know whether you are signed in or not, and maintain your login session.
4.

Third Party Integration Cookies: Within our Platform, third parties may also set their own cookies. They do this to track the performance of their applications that are integrated with our Platform, or to customize their services for you. Because of how cookies work, we cannot access these cookies, nor can these third parties access the data in other cookies that we use on our Platform.

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4.	COMMUNICATIONS

We engage in service and promotional communications, through e-mail, phone, SMS and notifications.

Service Communications: We may contact you with important information regarding our Service. For example, we may send you notifications (through any of the means available to us) of changes or updates to our Service, billing issues, service changes, log-in attempts or password reset notices, as well as training materials. You can control your communications and notifications settings from your Account settings. However, please note that you will not be able to opt-out of receiving certain service communications which are integral to your use (like password resets or billing notices).

5.	TRANSFERS OF PERSONAL DATA

We store your data in the place of the study, in coordination with the Sponsor.

We are headquartered in Israel. Please be aware that we may need to transfer your information, including your Personal Data, to the United States of America and other jurisdictions as necessary for the proper delivery of our Platform through certain third parties that we use to operate and manage the App and the Platform.

Whenever we transfer your personal data out of the EEA, we ensure a similar degree of protection is afforded to it by ensuring at least one of the following safeguards is implemented: Where we use certain service providers, we may use specific contracts approved by the European Commission which give personal data the same protection it has in Europe.

Please Contact us if you want further information on the specific mechanism used by us when transferring your personal data out of the EEA.

6.	DATA RETENTION

We retain your data for as long as necessary for the performance of our Service or for supporting and exercising our legitimate interests, and in accordance with our legal obligations.

PillTracker will retain your information only for as long as is necessary for providing you our Platform or for as long as your account is active, for satisfying any legal, accounting, or reporting requirements, or for the relevant term under the respective statute of limitation that may apply to the relationship between you and us.

To determine the appropriate retention period for personal data, we consider the amount, nature, and sensitivity of the personal data, the potential risk of harm from unauthorised use or disclosure of your personal data, the purposes for which we process your personal data and whether we can achieve those purposes through other means, and the applicable legal requirements.

If you have any questions about our data retention policy, please contact us by email at privacy@pilltracker.com].

7.	HOW DO WE SECURE YOUR INFORMATION?

We secure your Personal Data using industry-standard administrative, technical, and physical measures.

We consider data security a top priority and we do our best to keep your Personal Data secure. We have put in place appropriate security measures to prevent your personal data from being accidentally lost, used or accessed in an unauthorised way, altered or disclosed. Such measures include:

⮚	Encrypting all of our services using SSL.

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⮚	Encrypting of data at rest
⮚	Employing firewalls and intrusion detection systems.
⮚	Practicing administrative, technical, and physical security procedures to help protect the information you provide us.

In addition, we limit access to your personal data to those employees, agents, contractors and other third parties who have a business need to know. They will only process your personal data on our instructions and they are subject to a duty of confidentiality.

We have put in place procedures to deal with personal data breach (whether such breach is actual or a probable threat) and will notify you and any applicable regulator of a breach where we are legally required to do so.

Please keep in mind that no method of transmission over the Internet, or method of electronic storage, is 100% secure. As a result, although we strive to protect your personal information, we cannot promise or guarantee that such information will be immune from any wrongdoings, malfunctions, unlawful interceptions or access, or other kinds of abuse and misuse.

If you have reason to believe that your interaction with us is no longer secure (for example, if you feel that the security of any account you might have with us has been compromised), please immediately notify us of the problem by contacting us in accordance with the “Contact Us” section above.

8.	PROTECTION OF CHILDREN’S PRIVACY

Our Platform is not directed towards children under the age of 13.

Our Platform is not directed to children under thirteen (13) years. We do not knowingly collect Personal Data from children and do not wish to do so.

If it comes to our attention through reliable means that a registered user is a child under thirteen (13) years of age, we will make all efforts to promptly delete any Personal Data stored with us with regard to such child. If you believe that we might have any such data, please contact us by email at privacy@pilltracker.com

9.	RIGHTS OF INDIVIDUALS IN THE EUROPEAN ECONOMIC AREA

Individuals have certain rights concerning their Personal Data. You may exercise these rights by contacting us.

If you reside in the European Union, you have certain rights under European Data Protection Law with respect to your personal data. You have the right to:

1.

Request access to your personal data (commonly known as a “data subject access request”). This enables you to receive a copy of the personal data we hold about you and to check that we are lawfully processing it.

2.

Request correction of the personal data that we hold about you. This enables you to have any incomplete or inaccurate data we hold about you corrected, though we may need to verify the accuracy of the new data you provide to us.

3.

Request erasure of your personal data. This enables you to ask us to delete or remove personal data where there is no good reason for us continuing to process it. You also have the right to ask us to delete or remove your personal data where you have successfully exercised your right to object to processing (see below), where we may have processed your information unlawfully or where we are required to

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erase your personal data to comply with local law. Note, however, that we may not always be able to comply with your request of erasure for specific legal reasons which, if applicable, will be notified to you at the time of your request.

4.

Object to processing of your personal data where we are relying on a legitimate interest (or those of a third party) and there is something about your particular situation which makes you want to object to processing on this ground as you feel it impacts on your fundamental rights and freedoms. You also have the right to object where we are processing your personal data for direct marketing purposes. In some cases, we may demonstrate that we have compelling legitimate grounds to process your information which override your rights and freedoms.

5.

Request restriction of processing of your personal data. This enables you to ask us to suspend the processing of your personal data in the following scenarios: (a) if you want us to establish the data’s accuracy; (b) where our use of the data is unlawful but you do not want us to erase it; (c) where you need us to hold the data even if we no longer require it as you need it to establish, exercise or defend legal claims; or (d) you have objected to our use of your data but we need to verify whether we have overriding legitimate grounds to use it.

6.

Request the transfer of your personal data to you or to a third party. We will provide to you, or a third party you have chosen, your personal data in a structured, commonly used, machine-readable format. Note that this right only applies to automated information which you initially provided consent for us to use or where we used the information to perform a contract with you.

7.

Withdraw consent at any time where we are relying on consent to process your personal data. However, this will not affect the lawfulness of any processing carried out before you withdraw your consent. If you withdraw your consent, we may not be able to provide certain products or services to you. We will advise you if this is the case at the time you withdraw your consent.

If you wish to exercise any of the rights set out above, or to delete your account, please contact us under privacy@pilltracker.com

You will not have to pay a fee to access your personal data (or to exercise any of the other rights). However, we may charge a reasonable fee if your request is clearly unfounded, repetitive or excessive. Alternatively, we may refuse to comply with your request in these circumstances

We may need to request specific information from you to help us confirm your identity and ensure your right to access your personal data (or to exercise any of your other rights). This is a security measure to ensure that personal data is not disclosed to any person who has no right to receive it. We may also contact you to ask you for further information in relation to your request to speed up our response.

We try to respond to all legitimate requests within one month. Occasionally it may take us longer than a month if your request is particularly complex or you have made a number of requests. In this case, we will notify you and keep you updated.

If you do not reside in the European Union but you believe that you have a right to restriction of processing or a right to object to processing under your local laws, please contact PillTracker at privacy@pilltracker.com

10.	RIGHTS OF CALIFORNIA RESIDENTS

We may collect personal information about California residents who are afforded additional rights under the California Consumer Privacy Act, Cal. Civ. Code §§ 1798.100 et seq. (the “CCPA”). California residents have

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the right to request that PillTracker (i) provide you with access to the Personal Information that we hold about you, (ii) correct your Personal Information, (iii) delete your Personal Data, and (iv) cease or restrict disclosures or sales of your Personal Data to third parties. You may request any of these by contacting us via email at privacy@pilltracker.com. Upon your request, we will verify that you are the person making this request and in order to do so, we may request identification documents from you.

You also have a right against discrimination for exercising any of these rights, which PillTracker is committed to upholding and honoring.

We do not “Sell” (as defined in the CCPA) your personal information which we have collected or may collect and in the event we will Sell your personal information, we will notify you by updating this Privacy Policy in accordance with Section 15 and we will provide you with the option of opting out of such “sale”.

11.	SUPPLEMENTAL PRIVACY NOTICE FOR NEVADA RESIDENTS

This Supplemental Privacy Notice for Nevada Residents adds to the information contained in the PillTracker Privacy Policy (above), and applies only to Nevada residents (“You,” “your” or “consumer”).

Personal Information Collection and Purposes of Use

We collect certain personal information of Nevada consumers through our Internet websites or other online service. This information includes one or more of the following elements of personally identifiable information:

●	A first and last name;
●	A home or other physical address that includes the name of a street and the name of a city or town;
●	An electronic mail address;
●	A telephone number;
●	A Social Security Number;
●	An identifier that allows a specific person to be contacted either physically or online;
●	Any other information concerning a person collected from the person through the Internet website or online service of the operator and maintained by the operator in combination with an identifier in a form that makes the information personally identifiable.

We collect this personal information for the following purposes:

●	To respond to your inquiries and to fulfill your requests;
●	To send you important information regarding our relationship with you or regarding this website, changes to our terms, conditions, and policies and/or other administrative information;
●	For audits, to verify that our internal processes function as intended and are compliant with legal, regulatory, or contractual requirements;
●	For fraud or crime prevention, and for technical security monitoring purposes;
●	To facilitate the development of new products and services;
●	To enhance, improve or modify our website or products and services;
●	For data analysis that will allow us to understand website usage trends;

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●	To determine the effectiveness of our promotional campaigns, so that we can adapt our campaigns to the needs and interests of our users;
●	To better understand you, so that we can personalize our interactions with you and provide you with information and/or offers tailored to your interests.

Your Privacy Rights

Right to access and/or correct your personal information or opt out of sale of personal information.

If you would like to review, correct, or update your personal information, you or your authorized representative may submit your request via email to privacy@nrxpharm.com. We will respond to your verified request as soon as reasonably practicable, but no later than sixty (60) days after receipt. If circumstances cause any delay in our response, you will be promptly notified and provided a date for our response.

We generally do not disclose or share personal information for profit. Under Nevada law, you have the right to direct us to not sell or license your personal information to third parties. To exercise this right, if applicable, you or your authorized representative may submit a request via email to privacy@pilltracker.com. We will respond to your verified request as soon as reasonably practicable, but no later than sixty (60) days after receipt. If circumstances cause any delay in our response, you will be promptly notified and provided a date for our response.

Contact Us

You can contact us with questions about this Privacy Notice for Nevada Residents or to exercise your rights as described in this Notice.

Email address: privacy@pilltracker.com

Mailing address:

PillTracker, Ltd., ATTN: Privacy & Data Protection Officer

HaRabi MiBachrach St. #16

Ayeka Offices

Tel Aviv – Yafo, 6684948

Israel

12.	DATA CONTROLLER/PROCESSOR

We are the Data Controller of our site visitors’ and customers’ Personal Data; we are the Data Processor of any Personal Data contained in Participant Data processed on behalf of our Sponsor.

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Certain data protection laws and regulations, such as the GDPR, typically distinguish between two main roles for parties processing Personal Data: the “Data Controller”, who determines the purposes and means of processing; and the “Data Processor”, who processes the data on behalf of the Data Controller. Below we explain how these roles apply to our Platform, to the extent that such laws and regulations apply.

PillTracker is the “Data Controller” of its site visitors’ and customers’ Personal Data, and with respect to which assumes the responsibilities of Data Controller (solely to the extent applicable under law), as set forth in this Privacy Policy.

Any Personal Data that PillTracker receives through any surveys performed by a Sponsor, or PillTracker otherwise obtains any Personal Data and processes it solely on the Sponsor’s behalf, such Sponsor shall be deemed the “Data Controller” of this data, and PillTracker shall be deemed as its “Data Processor”. This means that in such cases we process such Participants’ data on behalf of our Sponsor and in accordance with its reasonable instructions. The Sponsor will be solely responsible for meeting any legal requirements applicable to Data Controllers of such data (such as establishing a legal basis for processing and responding to Data Subject Rights requests concerning the data they control).

If you would like to make any requests or queries regarding Personal Data we process on our Sponsor’s behalf, please contact them directly. For example, if you wish to access, correct, or delete data processed by PillTracker on behalf of a Sponsor, please direct your request to the relevant Sponsor (who is the “Data Controller” of such data). Should we receive such requests directly, we may refer them to our Sponsor.

13.	CONTACT US

You can contact us with any questions regarding privacy and data protection.

Our full details are:

PillTracker 2015 Ltd.

Email address: privacy@pilltracker.com

Postal address: HaRabi MiBachrach st. 16, Tel Aviv – Yafo, 6684948, Israel

Telephone number: TBA

If you are an EU resident, you have the right to make a complaint at any time to the relevant supervisory authority. We would, however, appreciate the chance to deal with your concerns before you approach such authority, so please contact us in the first instance.

14.	CHANGES TO OUR PRIVACY POLICY

We may update this policy from time to time.

From time to time, we may make changes to this privacy policy in order to make sure that we are providing you with the most up-to-date information. The most current version of the policy will govern our use of your information. If we make a change to this policy that, in our sole discretion, is material, we will notify you, for example, by posting a notice within the Platform. Any changes to this privacy notice will apply to you and your data immediately.

15.	ADDITIONAL NOTICES

If one provision of this policy is invalid, the rest of the policy remains valid.

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If any provision of this Policy is deemed invalid by a court of competent jurisdiction, the invalidity of such provision shall not affect the validity of the remaining provisions of this Policy, which shall remain in full force and effect, provided, however, that in such event this Policy shall be interpreted so as to give effect, to the greatest extent consistent with, and permitted by, applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

External Links: While our Platform may contain links to other websites or services, we are not responsible for their privacy practices, and encourage you to pay attention when you leave our Platform for the website or application of such third parties and to read the privacy policies of each and every website and service you visit. This Privacy Policy applies only to our Platform.

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